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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 15/Amendment No. 332 to Registration Statement Nos. 333-137969/811-08306 on Form N-4 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One, and our report dated April 11, 2013, relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in the Company's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012), both appearing in the Statement of Additional Information in Post-Effective Amendment
No. 12/Amendment No. 323 to Registration Statement Nos. 333-137969/811-08306 on Form N-4 of First MetLife Investors Variable Annuity Account One and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
August 7, 2013